CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Government Fund, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File Nos. 002-89287 and 811-03967) of our report dated November 3, 2003 relating to the September 30, 2003 financial statements of First Investors Government Fund, Inc., which are included in said Registration Statement.


                                             /s/ Tait, Weller & Baker

                                             TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
January 28, 2004